C. R. BARD, INC. AND SUBSIDIARIES

Exhibit 21

Subsidiaries of the Registrant

The following table lists, as of December 31, 2004, the company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary.

	Where Incorporated	% of Voting Stock
C. R. Bard, Inc.	New Jersey	(Registrant)
B.C.P. Puerto Rico, Inc.	Delaware	100
BCR, Inc.	Delaware	100
Bard Access Systems, Inc.	Utah	100
Bard ASDI, Inc.	New Jersey	100
Bard Canada Inc.	Canada	100
Vas-Cath, Inc.	Canada	100
Bard Reynosa S.A. de C.V.	Mexico	100
Bard Cardiopulmonary, Inc.	Delaware	100
Bard Devices, Inc.	Delaware	100
Davol Inc.	Delaware	100
American Hydro-Surgical Instruments, Inc.	Maryland	100
Bridger Biomed, Inc.	Montana	100
DVL Acquisition Sub, Inc.	Delaware	100
Davol Surgical Innovations, S.A. de C.V..	Mexico	100
Bard Healthcare, Inc.	Texas	100
Bard Holdings Limited	England	100
Bard Financial Services Limited	England	100
Bard Limited	England	100
Bard Sendirian Berhad	Malaysia	85
Bard Sweden AB	Sweden	100
Bard Norway AS	Norway	100
Bard Finland OY	Finland	100
Bard Norden AB	Sweden	100
Davol International Limited	England	100
Bard Implants, Inc.	Delaware	100
Bard International, Inc.	Delaware	100
Bard Australia Pty. Ltd.	Australia	100
Bard India Healthcare Private Limited	India	100
Bard Korea Medical Devices Limited	Korea	100
Bard Singapore Pty. Ltd.	Singapore	100
Bard Pacific Health Care Company Ltd.	Taiwan	71
C. R. Bard Do Brasil Produtos Medicos Ltda.	Brazil	100
Bard Produtos Plasticos e Medicos Ltda.	Brazil	100
Bard MRL Acquisition Corp.	Delaware	100
Bard Peripheral Vascular, Inc.	Arizona	100
Bard Shannon Limited	Ireland	100
Angiomed GmbH	Germany	100
Gamer Lasertechnik GMBH	Germany	100
Bard Benelux N.V.	Belgium	100
Bard Dublin ITC	Ireland	100

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C. R. BARD, INC. AND SUBSIDIARIES

Exhibit 21

Subsidiaries of the Registrant (continued)

	Where Incorporated	% of Voting Stock
Bard de Espana, S.A.	Spain	100
Bard Portugal Lda.	Portugal	100
Bard European Distribution Center N.V.	Belgium	100
Bard Hellas S.A.	Greece	100
Bard Medica S.A.	Switzerland	100
Bard Mexico Realty, S. de R.L. de C.V.	Mexico	100
Bard S.p.A.	Italy	100
C. R. Bard GmbH	Germany	100
Bard France S.A.S.	France	100
Cardial S.A.S.	France	100
Promur-Productos Medicos e Urologicos Lda.	Brazil	100
Dymax Corporation	Pennsylvania	100
EndoMatrix	Massachusetts	100
MedChem Products, Inc.	Massachusetts	100
Gesco International Inc.	Massachusetts	100
Navarre Biomedical, Ltd.	Minnesota	100
Productos Bard de Mexico S.A. de C.V.	Mexico	100
Productos Para el Cuidada de la Salud, S.A. de C.V.	Mexico	100
ProSeed, Inc.	New Jersey	100
Roberts Laboratories, Inc.	Arizona	100
Shield Healthcare Centers, Inc.	Delaware	100

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